Exhibit 99.1
Wheels Up Announces Reverse Stock Split
1-for-20 Reverse Stock Split for Common Stock Normalizes Share Count
Expected to Regain Compliance with NYSE Listing Standards and Meet Criteria for
Inclusion in Russell 3000
Trading on Reverse Split-Adjusted Basis Expected to Begin on April 27, 2026
ATLANTA, April 14, 2026 /PRNewswire/ – Wheels Up Experience Inc. (NYSE: UP) (“Wheels Up” or the “Company”) is announcing that effective immediately after the close of trading on The New York Stock Exchange (the “NYSE”) on April 24, 2026 (the “Effective Time”), the Company expects to complete a reverse stock split (the “Reverse Stock Split”) of its Class A common stock, $0.0001 par value per share (“Common Stock”), at a ratio of 1-for-20 (the “Ratio”). The Company believes that following the effectiveness of the Reverse Stock Split, the number of shares of Common Stock outstanding will align more closely to peer companies with similar market capitalizations. Assuming the stock price of the Common Stock meets or exceeds $1.00 for the requisite period of time, the Company believes that it will promptly regain compliance with the NYSE’s listing standards and qualify for inclusion in the Russell 3000. Wheels Up’s Common Stock is expected to begin trading on the NYSE on a reverse split-adjusted basis on April 27, 2026, under the ticker symbol “UP”.
“As part of the Delta-led investment in 2023, we issued more than 670 million shares to our lenders, leaving the company with a much higher share count than many of our peers. Today’s announcement allows us to realign our share count and remain focused on sustainable, profitable growth and our differentiated, customer-first business model,” said Wheels Up Chief Executive Officer George Mattson. “We’re executing our strategy—driven by operational excellence, a new premium fleet, our strategic partnership with Delta Air Lines, and improved financial performance—and the progress we’ve made over the past two years is real. We’ve restructured the business, sharpened our focus on premium customers, and grown key segments, including corporate demand through our strategic partnership with Delta Air Lines and our global charter business. As we near completion of our fleet transformation more than a year ahead of schedule, we believe we are positioned for growth and to deliver on our commitments to members, partners, employees, and investors.”
When the Reverse Stock Split is effective, every 20 shares of Common Stock issued and outstanding or held as treasury stock as of the Effective Time will be automatically combined and reclassified into one (1) share of Common Stock. As a result, the Company expects that the approximately 725 million shares of Common Stock outstanding prior to the Reverse Stock Split will be reduced to approximately 36 million shares immediately following the effectiveness of the Reverse Stock Split. In addition, the total number of shares of Common Stock authorized for issuance under the Company’s Amended and Restated Certificate of Incorporation will be reduced by the Ratio, from 1.5 billion shares to 75 million shares. There will be no change to the par value per share of Common Stock and number of shares of preferred stock authorized for future issuance thereunder. The Company’s Board of Directors (the “Board”) reserves the right to abandon or delay the Reverse Stock Split at any time prior to completion.
The Company does not plan to issue fractional shares in connection with the Reverse Stock Split. Stockholders who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the Ratio will be entitled to receive cash (without interest, and subject to any required tax withholding applicable to a holder) in lieu of the issuance of fractional shares, in an amount equal to the closing trading price per share of Common Stock as reported on the NYSE at the close of trading on April 24, 2026, as adjusted for the Reverse Stock Split, multiplied by the applicable fraction of one (1) share. Following the Reverse Stock Split, the Company’s Common Stock will have a new CUSIP number (96328L304) and ISIN number (US96328L3042).

Continental Stock Transfer & Trust Company (“Continental”) will act as transfer and exchange agent for the Reverse Stock Split. Registered stockholders who hold shares of Common Stock in uncertificated form are not required to take any action to receive post-reverse split shares and holders of legacy certificated shares will receive instructions from Continental. Stockholders owning shares through an account at a brokerage firm, bank, dealer, custodian or other similar organization acting as nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker's particular processes, and will not be required to take any action in connection with the Reverse Stock Split.
As a result of the Reverse Stock Split, equitable adjustments corresponding to the Ratio will be made to the number of shares of Common Stock underlying Wheels Up’s outstanding equity incentive plans and awards thereunder, including any exercise prices, hurdle amounts or market-based vesting conditions, as applicable. In addition, equitable adjustments corresponding to the Ratio will be made to Wheels Up’s outstanding publicly-traded and private warrants, resulting in each warrant becoming exercisable for 1/200th of one (1) share of Common Stock at an exercise price of $2,300.00 per whole share of Common Stock. Holders of warrants and equity awards will not be entitled to receive cash or other consideration for any fractional shares upon exercise of warrants or upon settlement or exchange of equity awards. The CUSIP and ISIN numbers for Wheels Up’s warrants that are scheduled to expire on July 13, 2026 will not change.
At Wheels Up’s 2025 annual meeting of stockholders held on June 10, 2025, the Company’s stockholders approved a stockholder voting proposal to permit the Board to effect the Reverse Stock Split. The Board approved the Reverse Stock Split on April 13, 2026. Additional information about the Reverse Stock Split can be found in Wheels Up’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 24, 2025, which is available free of charge at the SEC’s website, www.sec.gov, and on Wheels Up’s Investor Relations website at investors.wheelsup.com.
About Wheels Up
Wheels Up is a leading global provider of on-demand private aviation with a large, diverse fleet and a network of safety-vetted charter operators, all committed to safety and service. Customers access charter and membership programs and premium commercial travel benefits through a strategic partnership with Delta Air Lines. Wheels Up also provides cargo services to a range of clients, including individuals and government organizations, via Air Partner Cargo. With the Wheels Up app and website, members can easily search, book, and fly. For more information, visit www.wheelsup.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside of the control of the Company. These forward-looking statements include, but are not limited to, statements regarding: (i) the impact of the Reverse Stock Split on the trading market for the Company’s Common Stock, including the trading price, liquidity, trading volume, volatility and marketability of the Common Stock after the Reverse Stock Split; (ii) public perception of the Reverse Stock Split and Authorized Share Reduction and the potential impacts on the trading market or price of the Common Stock in light of the history of reverse stock splits for other companies and the Company’s past reverse stock split; (iii) the likelihood that the Reverse Stock Split will result in any permanent increase in the trading price per share of Common Stock; (iv) whether or not the Reverse Stock Split will cure any deficiency under, and allow the Company to regain compliance with, Section 802.01C of the NYSE Listed Company Manual; (v) whether or not the Company will qualify for inclusion in any stock indexes in the future; (vi) the Company’s growth plans and anticipated success of its commercial offerings; and (vii) the Company’s ongoing business transformation, including the execution of its fleet modernization, cost reduction, operational efficiency and productivity initiatives, its ability to execute such initiatives on the timelines that it currently anticipates and to realize the expected commercial, financial and operational benefits during and after the expected period of transition. The words

“anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 10, 2026 and the Company’s other filings with the SEC from time to time. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company does not intend to update any of these forward-looking statements after the date of this press release.
Contacts
Investors:
ir@wheelsup.com

Media:
press@wheelsup.com
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